As filed with the Securities and Exchange Commission on March 3, 1997
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

     HOSPITALITY WORLDWIDE SERVICES, INC. (f/k/a LIGHT SAVERS U.S.A., INC.)
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    New York
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   11-3096379
--------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

 509 Madison Avenue, Suite 1114, New York, New York           10022
--------------------------------------------------------------------------------
     (Address of principal executive offices)               (Zip Code)

                             1996 STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                Howard G. Anders
                      Hospitality Worldwide Services, Inc.
                         509 Madison Avenue, Suite 1114
                            New York, New York 10022
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (212) 223-0699
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                          Proposed      Proposed
          Title of                        maximum       maximum
         securities       Amount          offering     aggregate      Amount of
            to be         to be          price per      offering    registration
         registered     registered         share         price           fee
-------------------------------------------------------------------------------
Common  Stock,  $.01
par value per share,
issued  pursuant  to
the    exercise   of
options      granted
under the 1996
Stock Option Plan          2,500   (1)     $2.75(1)     $6,875          $100.00
-------------------------------------------------------------------------------
         Total             2,500           $2.75        $6,875          $100.00
===============================================================================

(1) Represents 2,500 shares of Common Stock issued pursuant to the exercise of options granted under the 1996 Option Plan at an exercise price of $2.75 per share.

                               DATED MARCH 3, 1997

PROSPECTUS

                          2,500 Shares of Common Stock

     HOSPITALITY WORLDWIDE SERVICES, INC. (f/k/a LIGHT SAVERS U.S.A., INC.)
                     Common Stock ($.01 par value per share)

         This Prospectus relates to the reoffer and resale by a certain selling shareholder (the "Selling Shareholder") of Hospitality Worldwide Services, Inc. (f/k/a Light Savers U.S.A., Inc.) (the "Company"), of an aggregate of 2,500 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock") of the Company, constituting shares of Common Stock issued by the Company to the Selling Shareholder pursuant to the exercise of options granted under the Company's 1996 Stock Option Plan (the "1996 Plan").

         The offer and sale of the Shares to the Selling Shareholder was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The Shares are being reoffered and resold solely for the account of the Selling Shareholder and the Company will not receive any of the proceeds from the resale of the Shares. The Company has agreed to bear certain expenses (other than selling commissions and fees and expenses of counsel and other advisors to the Selling Shareholder) in connection with the registration and sale of the Shares being offered by the Selling Shareholder.

         The Selling Shareholder has advised the Company that the resale of the Shares may be effected from time to time in one or more transactions on the Nasdaq SmallCap Market ("Nasdaq"), in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Any broker-dealer acquiring the Shares from the Selling Shareholder may sell such securities in its normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, to its customers or through a combination of such methods. See "Plan of Distribution."


         The Common Stock is traded on Nasdaq under the symbol "ROOM." On February 28, 1997, the closing bid price for the Common Stock as reported by Nasdaq was $6.813.

--------------------------------------------------------------------------------

                     SEE "RISK FACTORS" BEGINNING ON PAGE 4
                       FOR A DISCUSSION OF CERTAIN FACTORS
               THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

--------------------------------------------------------------------------------

                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                  The date of this Prospectus is March 3, 1997.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the internet at http://www.sec.gov.


                                TABLE OF CONTENTS

AVAILABLE INFORMATION........................................................2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................3

RISK FACTORS.................................................................4

THE COMPANY..................................................................5

USE OF PROCEEDS..............................................................7

SELLING SHAREHOLDER..........................................................7

PLAN OF DISTRIBUTION.........................................................8

LEGAL MATTERS................................................................9

ADDITIONAL INFORMATION......................................................10

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, as amended, and Reports on Form 10-QSB for the quarters ended March
31, 1996, as amended, June 30, 1996 and September 30, 1996, which have been filed with the Commission pursuant to the Exchange Act, are incorporated by reference in this Prospectus and shall be deemed to be a part hereof. The Company's Current Reports on Form 8-K filed on (i) March 21, 1996, as amended on March 26, 1996; (ii) November 14, 1996; and (iii) January 24, 1997 are incorporated by reference in this Prospectus and shall be deemed to be a part hereof. The Company's Application for Registration of its Common Stock under
Section 12(g) of the Exchange Act filed on December 13, 1993 is incorporated by reference in this Prospectus and shall be deemed to be a part hereof. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering are deemed to be incorporated by reference in this Prospectus and shall be deemed to be a part hereof from the date of filing of such documents.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to Hospitality Worldwide Services, Inc. at 509 Madison Avenue, Suite 1114, New York, New York 10022, Attention: Secretary. Oral requests should be directed to such officer (telephone number (212) 223-0699).

                              -------------------

         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                                  RISK FACTORS

         THE   SECURITIES   OFFERED  HEREBY  INVOLVE  A  HIGH  DEGREE  OF  RISK.
PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE MAKING AN INVESTMENT DECISION.

         IMMEDIATE NEED FOR CASH; ADDITIONAL FINANCING. Management believes that the Company's current cash, cash equivalents and line of credit will be sufficient to enable the Company to carry out its business objectives and continue to operate as a going concern for a period of 18 months. The Company's continued existence thereafter will be dependent upon its ability to generate cash flows from operations sufficient to meet its obligations as they become due. Unless the Company can generate cash flows from operations sufficient to fund all of its working capital needs, the Company will be required to obtain additional financing to continue to operate its business. There can be no assurance that any additional financing will be available to the Company on acceptable terms, if at all. Any inability by the Company to obtain additional financing, if required, will have a material adverse effect on the operations of the Company.

         HISTORY OF LOSSES. For the nine months ended September 30, 1996, the Company had net income of $1,570,101, compared to a net loss of $1,115,969 and $1,284,798 for the years ended December 31, 1995 and 1994, respectively. While the results for the nine months ended September 30, 1996 are reflective of a significant portion of the Company's current business, there can be no assurance that the Company's operations will continue to be profitable or that any positive cash flow generated by the Company's operations will be sufficient to meet the Company's future cash requirements.

         CHANGE IN BUSINESS. On August 17, 1995, the Company's subsidiary, Hospitality Restoration and Builders, Inc., a New York corporation ("HRB"), acquired substantially all of the assets and business, and assumed certain liabilities, of AGF Interior Services, Inc. d/b/a Hospitality Restoration and Builders, a Florida corporation ("AGF"), that provided renovation services to the hospitality industry. In February 1996, the Company disposed of its lighting business. The pro forma consolidated information (see Note 17 to the Company's consolidated financial statements for the year ended December 31, 1995), which is based on the historical financial statements of the Company and AGF as if the acquisition occurred on January 1, 1994 and has been adjusted to include certain acquisition related adjustments, reflect losses from the continuing operations of the renovation business of $1,275,475 and $1,267,280 for the years ended December 31, 1995 and 1994, respectively. On January 10, 1997, the Company acquired substantially all of the assets and business and assumed certain liabilities of The Leonard Parker Company, a Florida corporation ("LPC"), which is a purchasing company for the hospitality industry that acts as agent for the purchase of goods and services for its customers. There can be no assurance that the Company can successfully integrate LPC into its business plan. The past operating history and past consolidated financial condition of the Company may bear little or no relationship to the future operations of the Company. There can be no assurance that the Company will be successful in its change of business focus.

         COMPETITION. The hospitality maintenance industry is highly fragmented and is made up largely of small, local companies. Competition in the hospitality restoration industry is significant and is based largely on price and service. In the future, the Company's competitors may be larger and have greater financial resources than HRB.

         SUBSTANTIAL RELIANCE UPON, ATTRACTION AND RETENTION OF KEY PERSONNEL. The Company's business is substantially reliant upon the efforts and abilities of Alan G. Friedberg, the Chief Executive Officer of the Company, Guillermo A. Montero, the Chief Operating Officer of HRB, Leonard Parker, the Chairman of the Board of LPC and Douglas Parker, the President of each of the Company and LPC. The loss of or the unavailability to the Company of the services of Messrs. Friedberg, Montero, Leonard Parker and/or Douglas Parker would have a material adverse effect on the Company's business prospects and/or potential earning capacity until such time, if ever, as such individuals are adequately replaced. While the Company does not currently have any "key man" insurance to compensate it for any such loss, it intends to obtain "key man" insurance upon the lives of Messrs. Friedberg, Montero, Leonard Parker and Douglas Parker with the Company paying the premium thereon and being the beneficiary. The loss of the services of Messrs. Friedberg, Montero, Leonard Parker and/or Douglas Parker would be detrimental to the Company.

         SHARES ELIGIBLE FOR FUTURE SALE. Of the 8,282,905 shares of Common Stock outstanding on February 26, 1997, 3,456,000 shares are freely transferable without restriction or further registration under the Securities Act, except for shares held by "affiliates" of the Company within the meaning of Rule 144 under the Securities Act, which shares are subject to the resale limitations of Rule
144. The remaining 4,826,905 shares are "restricted" securities as that term is defined under Rule 144 and in the future may be sold only pursuant to an effective registration statement under the Securities Act or an applicable exemption from registration thereunder, including pursuant to Rule 144. The resale of an aggregate of 4,200,000 shares of Common Stock have been registered pursuant to a Registration Statement on Form S-3 which was declared effective on August 22, 1996 and which remains effective as of the date hereof. The resale of an aggregate of 2,050,000 shares of Common Stock have been registered pursuant to a Registration Statement on Form S-8 effective as of February 12, 1997 which remains effective as of the date hereof. The resale of 2,500 shares of Common Stock is being registered pursuant to a Registration Statement on Form S-8 of which this Prospectus forms a part. The Company, in connection with its recent acquisition of LPC (see "The Company"), has entered into a Registration Rights Agreement with Leonard Parker, Douglas Parker, Bradley Parker, Phillip Parker, Gregg Parker and Mitchell Parker (collectively referred to as the "LPC Stockholders") whereby the Company is required to file a Registration Statement on Form S-3 with respect to (i) an aggregate of 1,250,000 shares of Common Stock issued to the LPC Stockholders, and (ii) a minimum of 1,000,000 and a maximum of 5,000,000 shares of Common Stock issuable upon the conversion of an aggregate of 200,000 shares of Redeemable Convertible Preferred Stock issued to the LPC Stockholders. Under Rule 144, a person who has held restricted securities for a period of two years may sell a limited number of such securities into the public market without registration of such securities under the Securities Act. Rule 144 also permits, under certain circumstances, persons who are not affiliates of the Company to sell their restricted securities without quantity limitations once they have satisfied Rule 144's three-year holding period. The Commission is currently contemplating an amendment to Rule 144 which would reduce the aforementioned two and three year holding periods to one and two years, respectively. Sales made pursuant to Rule 144 by the Company's existing shareholders may have a depressive effect on the price of the shares of Common Stock in the public market. Such sales could also adversely affect the Company's ability to raise capital at that time through the sale of its equity securities. At January 27, 1997, 1,323,500 shares were reserved for issuance upon exercise of outstanding options and warrants.


                                   THE COMPANY

                  The Company was formed under the laws of the State of New York in October 1991. In January 1994, the Company consummated an initial public offering of its Common Stock. Since inception, the Company's principal line of business was to design and market decorative, energy efficient lighting fixtures for the hotel and hospitality industry. The Company manufactured its ceiling, table and floor lamps, wall arms and wall sconces, and vanity light fixtures to individual customer specifications. The fixtures utilized compact fluorescent tubes known as "PL bulbs," which complement their cosmetic beauty and use less energy.

                  On August 1, 1995, the Company's wholly-owned subsidiary, HRB acquired substantially all of the assets and business and assumed certain liabilities of AGF, a Florida corporation that provided renovation services to the hospitality industry, in a stock and note transaction from Watermark Investments Limited, a Delaware corporation ("Watermark"). In December 1995, the Company's Board of Directors, in an effort to focus the Company in a more strategic direction, determined to begin to dispose of the Company's lighting division and concentrate the Company's efforts in HRB. On February 26, 1996, the Company, HRB, Watermark Investments Limited, a Bahamian international business company ("Watermark-Bahamas"), Watermark, a wholly-owned subsidiary of Watermark-Bahamas, AGF, Tova Schwartz, Alan G. Friedberg and Guillermo A. Montero entered into a Divestiture, Settlement and Reorganization Agreement pursuant to which, among other things, the Company sold its lighting business to Tova Schwartz, the Company's former President and Chief Executive Officer.

                  The Company provides a complete package of renovation resources to the hospitality industry ranging from pre-planning and scope preparation of a project to performing the renovation requirements and delivering furnished rooms. HRB offers hospitality maintenance services to hotels and hotel chains throughout the continental United States. For over seventeen years, HRB, through its predecessor, AGF, has provided to the hospitality industry renovation and improvements such as vinyl, paint, wallpaper, carpet, installation of new furniture, light carpentry and masonry work. HRB generally provides its renovation services in an on-time, on-budget manner, while causing little or no disruption to the ongoing operation of a hotel. HRB has successfully responded to the hotel industry's efforts to increase occupancy, room rates and market share through cosmetic upgrades, which are generally required every four to seven years.

                  Pursuant to an Agreement and Plan of Merger dated as of January 9, 1997, by and among LPC, the LPC Stockholders, LPC Acquisition Corp., a Florida corporation ("Acquisition Corp.") and the Company, on January 10, 1997, Acquisition Corp., a newly formed wholly-owned subsidiary of the Company merged with and into LPC (the "Merger"). As the result of the Merger, LPC became a wholly-owned subsidiary of the Company. As consideration, the LPC Stockholders received an aggregate of 1,250,000 newly issued shares of Common Stock and 200,000 newly issued shares of the Company's Redeemable Convertible Preferred Stock, stated value $25 per share. The consideration paid to the LPC Stockholders was determined by negotiations among the parties and was based on the value of the business of LPC on an ongoing basis.

                    LPC is a purchasing company for the hospitality industry that acts as agent for the purchase of goods and services for its customers which include major hotel and management companies worldwide. LPC purchases furniture, fixtures and equipment, kitchen supplies, linens and uniforms, guestroom amenities, and other supplies to meet its customers' requirements for new hotel openings and major renovations. The Company intends to continue the business of LPC. LPC's revenues for the fiscal year ended December 31, 1996 were approximately $45,000,000.

                  The Company maintains its principal executive offices at 509 Madison Avenue, Suite 1114, New York, New York 10022, and its telephone number is (212) 223-0699. HRB maintains its principal office at 1800 Century Park East, Los Angeles, California 90067, and its telephone number is (310) 286-6400. LPC maintains its principal office at 550 Biltmore Way, Coral Gables, Florida 33134, and its telephone number is (305) 567-0300.

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the resale of the Shares by the Selling Shareholder.

                               SELLING SHAREHOLDER

         This Prospectus relates to the reoffer and resale of Shares issued to the Selling Shareholder pursuant to the exercise of options granted under the 1996 Plan.

         The following table sets forth (i) the name of the Selling Shareholder;
(ii) the number of shares of Common Stock owned by the Selling Shareholder at February 28, 1997; (iii) the number of shares to be offered for resale by the Selling Shareholder; and (iv) the number and percentage of shares of Common Stock to be held by the Selling Shareholder after the completion of the offering.

                                                              Number of shares
                         Number of shares                     of Common Stock/
                         of Common Stock       Number of        Percentage of
                        Beneficially Owned     Shares to      Class to be Owned
                         at February 28,       be Offered     After Completion
      Name                     1997            for Resale      of the Offering
------------------     --------------------   ------------   ------------------

Ely Sanchez...........        2,500             2,500               0/0


         There is no assurance that the Selling Shareholder will sell any of the Shares offered hereby. To the extent required, the specific Shares to be sold, the names of the Selling Shareholder, other additional shares of Common Stock beneficially owned by the Selling Shareholder, the public offering price of the Shares to be sold, the names of any agent, dealer or underwriter employed by the Selling Shareholder in connection with such sale, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement.

         The Shares covered by this Prospectus may be sold from time to time so long as this Prospectus remains in effect; provided, however, that the Selling Shareholder is first required to contact the Company's Corporate Secretary to confirm that this Prospectus is in effect. The Company intends to distribute to the Selling Shareholder a letter setting forth the procedures whereby the Selling Shareholder may use the Prospectus to sell the shares and under what conditions the Prospectus may not be used. The Selling Shareholder expects to sell the Shares at prices then attainable, less ordinary brokers' commissions and dealers' discounts as applicable.

         The Selling Shareholder and any broker or dealer to or through whom any of the Shares are sold may be deemed to be underwriters within the meaning of the Securities Act with respect to the Common Stock offered hereby, and any profits realized by the Selling Shareholder or such brokers or dealers may be deemed to be underwriting commissions. Brokers' commissions and dealers' discounts, taxes and other selling expenses to be borne by the Selling Shareholder are not expected to exceed normal selling expenses for sales over-the-counter or otherwise, as the case may be. The registration of the Shares under the Securities Act shall not be deemed an admission by the Selling Shareholder or the

Company that the Selling Shareholder is an underwriter for purposes of the Securities Act of any Shares offered under this Prospectus.

                              PLAN OF DISTRIBUTION

         This Prospectus covers an aggregate of 2,500 shares of Common Stock. All of the Shares offered hereby are being resold by the Selling Shareholder. The Company will not realize any proceeds from the resale of the Shares by the Selling Shareholder.

         The distribution of the Shares by the Selling Shareholder is not subject to any underwriting agreement. The Selling Shareholder may sell the Shares offered hereby from time to time in transactions on Nasdaq, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of the customary commissions). The Selling Shareholder and any broker-dealers that participate with the Selling Shareholder in the distribution of the Shares may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Shares commissioned by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder will pay any transaction costs associated with effecting any sales that occur.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by the Company and the Selling Shareholder.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market-making activities with respect to the Common Stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6, 10b-6A and 10b-7, which provisions may limit the timing of the purchases and sales of shares of Common Stock by the Selling Shareholder.

         The Selling Shareholder are not restricted as to the price or prices at which they may sell their Shares. Sales of such Shares may have an adverse effect on the market price of the Common Stock. Moreover, the Selling Shareholder is not restricted as to the number of Shares that may be sold at any time and it is possible that a significant number of Shares could be sold at the same time which may also have an adverse effect on the market price of the Common Stock.

         The Company has agreed to pay all fees and expenses incident to the registration of the Shares, except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the Selling Shareholder.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Olshan Grundman Frome & Rosenzweig LLP, New York, New York.

                             ADDITIONAL INFORMATION

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, such statement being qualified in all respects by such reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Hospitality Worldwide Services, Inc. (f/k/a Light Savers U.S.A., Inc.) (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

                  (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, as amended;

                  (b) The Company's Quarterly Reports for the quarters ended March 31, 1996, as amended, June 30, 1996 and and September 30, 1996;

                  (c) The Company's Current Reports on Form 8-K filed on (i) March 21, 1996, as amended on March 26, 1996; (ii) November 14, 1996; and (iii) January 24, 1997; and

                  (d) The description of the Company's securities contained in the Company's Registration Statement on Form 8-A filed December 13, 1993.


         All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgment, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, to the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Article Three of the Company's Certificate of Incorporation, as amended, provides, in general, that the personal liability of the directors of the Company is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the NYBCL, as the same may be amended and supplemented. Section 402(b) of the NYBCL provides that the certificate of incorporation of a New York corporation may set forth a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he is not legally entitled or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the NYBCL.

         Article XII of the Company's By-Laws, as amended, provides that the Company shall, to the fullest extent now or hereafter permitted by the New York Business Corporation Law, indemnify any director or officer who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company is serving or served in any capacity at the request of the Company, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such director or officer if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

          EXHIBIT INDEX

         *4(a)   -    1996 Stock Option Plan (the "1996 Plan").

         *4(b)   -    Form of Option Agreement for the 1996 Plan.

          5      -    Opinion of Olshan Grundman Frome & Rosenzweig LLP.

         23(a)   -    Consent of BDO Seidman, LLP, independent auditors.

         23(b)   -    Consent of Arthur Andersen LLP, independent auditors.

         23(c)   -    Consent of Olshan Grundman Frome & Rosenzweig LLP
                      (included in its opinion filed as Exhibit 5).

         24      -    Powers of Attorney (included on signature page to this
                      Registration Statement).

--------------------
* Incorporated by reference to the Registrant's Registration Statement on Form S-8 filed February 12, 1997 (Commission File No. 333-21689)


ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 28th day of February, 1997.

                                        HOSPITALITY WORLDWIDE SERVICES, INC.
                                        ----------------------------------------
                                             (Registrant)

                                        By: /S/ ALAN G. FRIEDBERG
                                            ------------------------------------
                                            Alan G. Friedberg, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan G. Friedberg and Howard G. Anders his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                       Title                        Date
        ---------                       -----                        ----

/S/ ALAN G. FRIEDBERG             President, Chief            February 28, 1997
-------------------------------   Executive Officer
        Alan G. Friedberg         (principal executive
                                  officer) and Director


/S/ HOWARD G. ANDERS              Executive Vice President,   February 28, 1997
-------------------------------   Chief Financial Officer
        Howard G. Anders          (principal financial
                                  officer and principal
                                  accounting officer) and
                                  Secretary

/S/ SCOTT A. KANIEWSKI            Director                    February 28, 1997
-------------------------------
      Scott A. Kaniewski

                                  Director
-------------------------------
        Louis K. Adler

                                  Director
-------------------------------
        George  Asch

/S/ RICHARD A. BARTLETT           Director                    February 28, 1997
-------------------------------
      Richard A. Bartlett